Exhibit 99.1


[B&G FOODS, INC. LOGO]


Investor Relations:                                             Media Relations:
ICR, Inc.                                                              ICR, Inc.
Brad Cohen                                                         John Flanagan
866-211-8151                                                        203-682-8222



                 B&G Foods Announces Sale of Over-Allotment EISs

Parsippany, NJ, October 25, 2004 - B&G Foods, Inc. (formerly known as B&G Foods Holdings Corp.) (AMEX: BGF), a manufacturer and distributor of high quality, shelf-stable foods, today announced that the underwriters of its initial public offering exercised their over-allotment option to purchase an additional 2,608,695 Enhanced Income Securities (EISs)(TM). Each EIS represents one share of the Company's Class A common stock and $7.15 principal amount of the Company's 12% senior subordinated notes due 2016.

The Company will use all of the proceeds from the sale of these additional EISs, which closed on October 22, 2004, to repurchase additional shares of outstanding Class B common stock and warrants to purchase Class B common stock from existing financial investors, selected members of management and other current stockholders.

RBC Capital Markets Corporation, Credit Suisse First Boston LLC and Merrill Lynch & Co. acted as joint book-running managers, Lehman Brothers Inc. acted as joint lead manager and Piper Jaffray & Co. acted as co-manager of the EIS offering.

The EIS offering may be made only by means of a prospectus, copies of which may be obtained by contacting RBC Capital Markets, 60 South Sixth Street, 17th Floor, Minneapolis, MN 55402; Credit Suisse First Boston, Eleven Madison Avenue, New York, NY 10010; Merrill Lynch & Co., 4 World Financial Center, New York, NY 10080; Lehman Brothers, c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717; and Piper Jaffray, 800 Nicollet Mall, J1012006, Minneapolis, MN 55402.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on October 7, 2004. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About B&G Foods, Inc.
B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the U.S., Canada and Puerto Rico. The Company's products include Mexican-style sauces, pickles and peppers, hot sauces, wine vinegar, maple syrup, molasses, fruit spreads, pasta sauces, beans, spices, salad dressings, marinades, taco kits, salsas and taco shells. B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution. Based in Parsippany, N.J., the Company's products are marketed under many recognized brands, including Ac'cent, B&G, B&M, Brer Rabbit, Emeril's, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Ac'cent Sa-Son, Trappey's, Underwood, Up Country Organics, Vermont Maid and Wright's.

Enhanced Income Securities (EISs) (TM) is a trademark used by RBC Capital Markets Corporation under license.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.